Exhibit 99.1
HEALTHCARE REALTY
Doug Whitman
EVP, Corporate Finance
P 615.269.8175
www.healthcarerealty.com
NEWS RELEASE
HEALTHCARE REALTY TRUST ANNOUNCES SECOND QUARTER RESULTS
NASHVILLE, Tennessee, August 8, 2011 — Healthcare Realty Trust Incorporated (NYSE:HR) today announced results for the second quarter ended June 30, 2011. FFO for the three months ended June 30, 2011 totaled $0.31 per diluted common share. FAD for the three months ended June 30, 2011 totaled $0.33 per diluted common share.
For the three months ended June 30, 2011, revenues totaled $73.3 million, income from continuing operations totaled $1.5 million, and net income attributable to common stockholders totaled $2.0 million.
Salient highlights for the quarter include:
• On June 29th, the Company entered into an agreement to acquire eight medical office buildings associated with Bon Secours Health System in Richmond, Virginia for $173.5 million. The acquisition of the first building closed on June 30th for a total consideration of $34.8 million, including prepaid ground rent of $2.9 million. The Company will assume existing mortgage debt of approximately $58.4 million and invest an additional $80.3 million to close on the seven remaining buildings in the third quarter. The portfolio is 96% leased, totals 595,000 square feet, and includes seven on-campus properties.

• Also on June 30th, the Company entered into construction mortgage loans to fund the development — and acquisition upon completion — of two build-to-suit healthcare facilities associated with Mercy Health of Saint Louis. The facilities include a 200,000 square foot medical office building in Oklahoma and a 186,000 square foot orthopedic surgical facility in Missouri. Construction is expected to be completed in 28 months. Mercy Health, with a “AA-” credit rating, will fully lease both facilities upon completion.

• Occupancy in the Company’s stabilized properties remained steady at 87%, compared to 86% in the first quarter.

• Interest expense declined by $4.9 million from the first to second quarter of 2011 due to the early repayment of the May 2011 Senior Notes in March 2011.

• In the second quarter, the Company raised $134.0 million in equity to fund new investments. Subsequent to the quarter’s end, the Company raised an additional $27.7 million in equity. Year to date, the Company has raised $251.6 million in equity.

• Overall leverage declined to 45.6% on June 30, 2011 from 48.1% on March 31, 2011.
Healthcare Realty Trust is a real estate investment trust that integrates owning, managing, financing and developing income-producing real estate properties associated primarily with the delivery of outpatient healthcare services throughout the United States. The Company had investments of approximately $2.7 billion in 216 real estate properties and mortgages as of June 30, 2011, excluding assets classified as held for sale and including an investment in one unconsolidated joint venture. The Company’s 203 owned real estate properties, excluding assets classified as held for sale, are located in 28 states and total approximately 13.4 million square feet. The Company provides property management services to approximately 9.2 million square feet nationwide.
The Company directs interested parties to its Internet site, www.healthcarerealty.com, where information is posted regarding this quarter’s operations. Please contact the Company at 615.269.8175 to request a printed copy of this information.
In addition to the historical information contained within, the matters discussed in this press release may contain forward-looking statements that involve risks and uncertainties. These risks are discussed in filings with the Securities and Exchange Commission by Healthcare Realty Trust, including its Annual Report on Form 10-K for the year ended December 31, 2010 under the heading “Risk Factors,” and as updated in its Quarterly Reports on Form 10-Q filed thereafter. Forward-looking statements represent the Company’s judgment as of the date of this release. The Company disclaims any obligation to update forward-looking statements.

HEALTHCARE REALTY TRUST INCORPORATED
Condensed Consolidated Statements of Operations (1)
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

REVENUES
Master lease rent	$14,434	$13,879	$29,452	$27,938
Property operating	53,849	46,760	106,203	92,290
Straight-line rent	1,110	725	2,396	1,326
Mortgage interest	1,825	469	3,474	1,107
Other operating	2,054	2,102	4,358	4,272

	73,272	63,935	145,883	126,933

EXPENSES
General and administrative	5,158	3,542	10,939	8,270
Property operating	28,477	24,237	56,572	48,435
Bad debt, net	93	(279)	272	(478)
Depreciation	19,120	16,450	38,015	32,654
Amortization	1,770	1,332	3,540	2,633

	54,618	45,282	109,338	91,514

OTHER INCOME (EXPENSE)
Loss on extinguishment of debt	—	—	(1,986)	(480)
Interest expense	(17,344)	(15,570)	(39,618)	(31,880)
Interest and other income, net	203	1,176	431	1,612

	(17,141)	(14,394)	(41,173)	(30,748)

INCOME (LOSS) FROM CONTINUING OPERATIONS	1,513	4,259	(4,628)	4,671

DISCONTINUED OPERATIONS
Income from discontinued operations	498	730	988	2,281
Impairment	—	—	(147)	—
Gain on sales of real estate properties	—	1,525	36	4,221

INCOME FROM DISCONTINUED OPERATIONS	498	2,255	877	6,502

NET INCOME (LOSS)	2,011	6,514	(3,751)	11,173
Less: Net income attributable to noncontrolling interests	—	(40)	(27)	(105)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$2,011	$6,474	$(3,778)	$11,068

BASIC EARNINGS (LOSS) PER COMMON SHARE
Income (loss) from continuing operations	$0.02	$0.07	$(0.07)	$0.08

Discontinued operations	0.01	0.04	0.02	0.10

Net income (loss) attributable to common stockholders	$0.03	$0.11	$(0.05)	$0.18

DILUTED EARNINGS (LOSS) PER COMMON SHARE
Income (loss) from continuing operations	$0.02	$0.07	$(0.07)	$0.08

Discontinued operations	0.01	0.03	0.02	0.10

Net income (loss) attributable to common stockholders	$0.03	$0.10	$(0.05)	$0.18

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING — BASIC	72,035,154	61,340,739	69,109,543	60,654,907

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING — DILUTED	73,149,232	62,382,409	69,109,543	61,690,322

(1)	The Condensed Consolidated Statements of Operations do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

HEALTHCARE REALTY TRUST INCORPORATED
Condensed Consolidated Statements of Cash Flows (1)
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Cash flows from operating activities:
Net income (loss)	$2,011	$6,514	$(3,751)	$11,173
Non-cash items:
Depreciation and amortization — real estate	20,410	17,563	40,592	35,000
Depreciation and amortization — other	1,654	1,513	3,327	2,924
Provision for bad debt, net	93	(258)	287	(457)
Impairment	—	—	147	—
Straight-line rent receivable	(1,109)	(734)	(2,395)	(1,319)
Straight-line rent liability	149	103	246	206
Stock-based compensation	661	566	1,602	1,320
Provision for deferred post-retirement benefits	459	346	918	782
Other non-cash items	—	(542)	—	(542)

Total non-cash items	22,317	18,557	44,724	37,914

Other items:
Accounts payable and accrued liabilities	9,067	136	2,649	5,187
Other liabilities	5,081	(1,484)	6,299	(488)
Other assets	(1,655)	(692)	(5,376)	(162)
Gain on sales of real estate properties	—	(1,525)	(36)	(4,221)
Loss on extinguishment of debt	—	—	1,986	480
Payment of partial pension settlement	—	(342)	—	(342)

Total other items	12,493	(3,907)	5,522	454

Net cash provided by operating activities	36,821	21,164	46,495	49,541

Cash flows from investing activities:
Acquisition and development of real estate properties	(57,574)	(28,789)	(83,111)	(54,057)
Funding of mortgages and notes receivable	(34,361)	(800)	(83,141)	(2,890)
Proceeds from sales of real estate	—	4,035	3,775	23,623
Proceeds from mortgages and notes receivable repayments	40	33	58	69

Net cash used in investing activities	(91,895)	(25,521)	(162,419)	(33,255)

Cash flows from financing activities:
Net borrowings (repayments) on unsecured credit facility	(41,000)	(27,000)	123,000	(30,000)
Repayments on notes and bonds payable	(810)	(587)	(1,616)	(1,111)
Repurchase of notes payable	—	—	(280,201)	(8,556)
Dividends paid	(22,325)	(18,953)	(42,570)	(37,370)
Proceeds from issuance of common stock	134,033	44,404	224,045	59,449
Purchase of noncontrolling interests	—	—	(1,591)	—
Common stock redemptions	—	—	(51)	—
Debt issuance costs	—	—	(356)	(515)
Capital contributions received from noncontrolling interest holders	—	37	—	670
Distributions to noncontrolling interest holders	(55)	(134)	(281)	(249)

Net cash provided by (used in) financing activities	69,843	(2,233)	20,379	(17,682)

Increase (decrease) in cash and cash equivalents	14,769	(6,590)	(95,545)	(1,396)
Cash and cash equivalents, beginning of period	3,007	11,045	113,321	5,851

Cash and cash equivalents, end of period	$17,776	$4,455	$17,776	$4,455

(1)	The Condensed Consolidated Statements of Cash Flows do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

RECONCILIATION OF FUNDS FROM OPERATIONS (1) (2):
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Net Income (Loss) Attributable to Common Stockholders	$2,011	$6,474	$(3,778)	$11,068

Gain on sales of real estate properties	—	(1,525)	(36)	(4,221)
Real estate depreciation and amortization	20,410	17,435	40,464	34,768

Total adjustments	20,410	15,910	40,428	30,547

Funds From Operations	$22,421	$22,384	$36,650	$41,615

Funds From Operations Per Common Share — Basic	$0.31	$0.36	$0.53	$0.69

Funds From Operations Per Common Share — Diluted	$0.31	$0.36	$0.52	$0.67

Weighted Average Common Shares Outstanding — Basic	72,035,154	61,340,739	69,109,543	60,654,907

Weighted Average Common Shares Outstanding — Diluted	73,149,232	62,382,409	70,225,998	61,690,322

RECONCILIATION OF FUNDS AVAILABLE FOR DISTRIBUTION (2):
(Dollars in thousands, except per share data)
(Unaudited)

Three Months Ended
June 30, 2011

Net Income Attributable to Common Stockholders	$2,011

Gain on sales of real estate properties	—
Total non-cash items included in cash flows from operating activities (3)	22,317

Funds Available For Distribution	$24,328

Funds Available For Distribution Per Common Share — Diluted	$0.33

Weighted Average Common Shares Outstanding — Diluted	73,149,232

(1)	Funds from operations (“FFO”) is calculated according to the definition of the National Association of Real Estate Investment Trusts and is comprised primarily of net income (loss) attributable to common stockholders and depreciation from real estate, but is not adjusted for certain non-cash income and expense items. Gains on the sale of real estate properties are excluded from FFO and FFO per share, while impairments are included in FFO and FFO per share.

(2)	FFO and Funds Available For Distribution (“FAD”) do not represent cash generated from operating activities determined in accordance ‘with accounting principles generally accepted in the United States of America and are not necessarily indicative of cash available to fund cash needs. FFO and FAD should not be considered alternatives to net income attributable to common stockholders as indicators of the Company’s operating performance or as alternatives to cash flow as measures of liquidity.

(3)	See the Condensed Consolidated Statements of Cash Flows that are included in this earnings release.

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